Exhibit 23.5

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

December 30, 2022

CH Auto Inc.

6F, Building C,
Shunke Building
Shunyi District, Beijing
People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Proposal One – The Business Combination Proposal” and “Enforcement of Civil Liabilities” in CH Auto Inc.’s Form F-4 Registration Statement under the Securities Act of 1933 (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP

JunHe LLP